http://www.zarlink.com

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 21, 2002

                           ZARLINK SEMICONDUCTOR INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         CANADA                          1-8139                    NONE
 ------------------------------     -------------------      -------------------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

         400 March Road
     Ottawa, Ontario, Canada                               K2K 3H4
     -----------------------                             -----------
      (Address of principal                             (Postal Code)
       executive offices)

       Registrant's telephone number, including area code: (613) 592-0200
                                                           --------------

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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

Item 5. Other Events
--------------------

ZARLINK TO SELL ITS BROMONT FOUNDRY TO DALSA CORPORATION.

On January 21, 2002, Zarlink Semiconductor Inc. ("Zarlink" or "the Company") issued a press release announcing that it had signed a definitive agreement with DALSA Corporation to sell its foundry facility in Bromont, Quebec, and related business to DALSA for CDN$27 million. Under the agreement, Zarlink will receive CDN$21.6 million in cash and retain a 19.9% investment in the Bromont foundry.
The sale transaction is expected to close within 30 days, and is subject to normal approvals.

The two companies have also signed a 3-year agreement to ensure the continued supply for Zarlink products manufactured at the Bromont foundry. Zarlink's demand for wafers from the Bromont foundry amount to approximately 30% of the plant's current production.

As a result of the sale transaction, the Company expects to record an after-tax loss of approximately CDN$15 million under Canadian Generally Accepted Accounting Principles. The final accounting for the sale transaction is expected to be recorded in Zarlink's fourth quarter of Fiscal 2002.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Exhibit No.       Description
-----------       -----------

99.1              Press Release, dated January 21, 2002.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ZARLINK SEMICONDUCTOR INC.
                                               --------------------------
                                               (Registrant)

Date February 4, 2002                           /s/ Jean-Jacques Carrier
     ----------------                           --------------------------------
                                                Jean-Jacques Carrier
                                                Senior Vice President of Finance
                                                and Chief Financial Officer


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